AGREEMENT
                                    ---------



The advent of the retirement of Lew Stone requires a transition period and responsibilities defined such that an orderly transition can be implemented. As such the following is agreed to by Lew Stone and Community West Bancshares ("CWB").

     I. Lew Stone will be an employee of CWB retaining the title of Chief Executive Officer from the period starting September 1, 2001 to December 31, 2001 with abbreviated responsibilities as defined below:

               a) Source of information relating to current and past bank business endeavors
               b) Surveillance of Payday loan litigation, advising management and Board of appropriate action
               c) Sounding board for new endeavors contemplated by management and Board
               d) Any other tasks (within the parameters of this agreement) deemed applicable by management and the Board

          The above responsibilities shall be implemented from Mr. Stone's place of residence or if required in the Goleta headquarters not to exceed two weeks per month.

          Mr. Stone will not manage the daily operations of CWB or GNB (these activities will be carried out by Steve Haley and Lynda Nahra).

          Mr. Stone will be compensated at one half his current salary during the period of September 1, 2001 through December 31, 2001. When in Goleta, Mr. Stone will cover his living expenses and CWB will cover travel costs.

          During the period of September 1, 2001 through December 31, 2001 Mr. Stone will continue as a Board member of CWB and GNB.

     II. After December 31, 2001 Mr. Stone will be a consultant to CWB and an aide to management and the Board along with the above stated responsibilities. However, residence in Goleta will be as mutually agreed upon relative to timing and compensation.

          Mr. Stone will be an employee of CWB for the 26 months following December 31, 2001. Mr. Stone will be compensated at a monthly rate determined by dividing 6 months severance pay by 26.



-------------------------                        -------------------------
Lew Stone                                        Michael Alexander
Chief Executive Officer                          Chairman of the Board
Community West Bancshares                        Community West Bancshares


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